                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

CONTACT:      Patrick Scanlon, Senior Vice President, Controller
              Penseco Financial Services Corporation
              (570) 346-7741

FOR RELEASE:  4:00 P.M. Eastern Time: November 2, 2009

PENSECO FINANCIAL SERVICES CORPORATION REPORTS EARNINGS AS OF SEPTEMBER 30, 2009

SCRANTON, PA, November 2, 2009 -- Penseco Financial Services Corporation
(OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $853,000 or 38.0% for the three months ended September 30, 2009 to $3,095,000 or $.94 per share compared with $2,242,000 or $1.04 per share from the year ago period. The increase in net income was primarily attributed to the Merger with Old Forge Bank, which was completed on April 1, 2009. Net interest income increased $2,315,000 or 39.7% largely due to an increased loan portfolio of $155.4 million from Old Forge Bank. Core net income increased $853,000 or 38.0% due to higher earning assets related to the Merger. Non-interest income increased $157,000 or 5.3% primarily as a result of higher service charges on deposit accounts and higher operating income. Offsetting this increase was higher total non-interest expenses of $1,211,000 or 20.8% mainly from higher salary and benefits expenses, operating expenses and FDIC insurance assessments. Return on average assets and return on average equity was 1.44% and 10.82% respectively, for the three months ending September 30, 2009, versus 1.41% and 12.24% respectively, for the same period last year.

The Company reported a decrease in net income of $722,000 for the nine months ended September 30, 2009 to $6,405,000 or $2.21 per weighted average share compared with $7,127,000 or $3.32 per share from the year ago period. The decrease in net income was primarily attributed to $1,550,000 of costs associated with the Merger, in addition to a $530,000 increase in FDIC insurance costs, along with the first quarter 2008 one time positive impact of $1,710,000 related to Visa International's Initial Public Offering. Net interest income, after provision for loan losses, increased $4,154,000 or 25.2% during the 2009 period, largely due to increased interest and fees on loans and reduced interest expense from lower deposit costs. Core net income increased $1,430,000 or 23.8% due to increases in earning assets. The Company increased the provision for potential loan loss expense by $955,000 to $1,573,000 in the first nine months of 2009 compared to $618,000 for the first nine months of 2008, due to the softness in the economy.

Net non-cash accretion and amortization from the acquisition of Assets and Liabilities due to the Old Forge Bank merger was $214,000 and $480,000 for the three months and the nine months ended September 30, 2009, respectively.

NON-INTEREST INCOME

Total non-interest income increased $157,000 or 5.3% to $3,143,000 for the three months ended September 30, 2009, compared with $2,986,000 for the same period in 2008. Service charges on deposit accounts increased $143,000 or 35.5% primarily due to the increased number of accounts resulting from the Merger and increased service charge activity. Brokerage fee income decreased $43,000 or 31.6% mostly due to the decline in the overall market. Bank-owned life insurance income increased $54,000 or 69.2% due to the Merger. Other operating income decreased $16,000 largely due to a gain on the sale of an other real estate owned property during 2008.

Total non-interest income decreased $644,000 or 7.2% to $8,324,000 during the first nine months of 2009 from $8,968,000 for the same period of 2008. The decrease in non-interest income was primarily attributed to a one time gain of $1,213,000 related to the VISA IPO during first quarter of 2008. Service charges on deposit accounts increased $304,000 or 28.6% primarily due to the increased number of accounts resulting from the Merger and increased service charge activity. Merchant transaction income decreased $89,000 or 2.4%, mainly due to lower transaction volume from continued softness in the economy. Brokerage fee income decreased $198,000 or 40.7% mostly due to the decline in the overall market. Bank-owned life insurance income increased $107,000 or 45.3% due to the Merger. Other operating income increased $154,000 or 104.1% largely due to gains on the sale of low yielding long-term fixed rate real estate loans. The majority of the Old Forge Bank securities portfolio was sold during the second quarter of 2009 netting gains of $302,000, with the proceeds reinvested into higher quality securities.

NON-INTEREST EXPENSES

Total non-interest expenses increased $1,211,000 or 20.8% to $7,037,000 for the three months ended September 30, 2009 compared with $5,826,000 for the same period of 2008. Salaries and employee benefits expense increased $743,000 or 29.9% due to additional staff from the Merger. Expense of premises and fixed assets increased $201,000 or 32.1%. Merchant transaction expenses decreased $121,000 or 10.2% due to lower transaction volume from the softness in the economy. FDIC insurance assessments increased $110,000 or 647.1%. Other operating expenses increased $278,000 or 18.3% partly from increased shares tax of $96,000, increased professional services and increased general operating expenses.

Total non-interest expenses increased $4,752,000 or 29.1% to $21,093,000 during the first nine months of 2009 compared with $16,341,000 for the same period of 2008. Salaries and employee benefits expense increased $1,546,000 or 20.9% mainly due to increased salaries resulting from additional employees as a result of the Merger. Premises and fixed assets expense increased $374,000 or 18.1% due to additional depreciation and increased occupancy expense in part due to the Merger. Merchant transaction expenses decreased $264,000 or 9.5% due to lower transaction volume. Merger related costs of $1,550,000 consist of computer and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000, severance payments of $450,000 and stay bonuses of $65,000. FDIC insurance assessments increased $530,000 or 1,292.7% due to a one time FDIC special assessment cost of $385,000 and increases in quarterly assessments. Other operating expenses increased $1,016,000 or 25.1% due to the reversal in the first quarter of 2008 of the $497,000 VISA litigation accrual recorded by the Company in the fourth quarter of 2007, offset by an increase in advertising expenses, professional services and increased general operating expenses.

ASSET QUALITY

The allowance for loan losses at September 30, 2009 was $6,300,000 or 1.05% of total loans compared to $5,240,000 or 1.21% of total loans at September 30, 2008. Management believes the loan loss reserve is adequate. The reserve for credit losses, which includes the loan loss reserve plus a credit discount for loans acquired in the Old Forge Bank merger, equaled 2.10% of total loans at September 30, 2009.

Loans on which the accrual of interest has been discontinued or reduced amounted to $3,111,000 at September 30, 2009, up from $1,454,000 at December 31, 2008 and
$1,352,000 at September 30, 2008. If interest on those loans had been accrued, such income would have been $394,000 and $186,000 for the nine months ended September 30, 2009 and September 30, 2008, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $92,000 or .016% of average outstanding loans for the three months ended September 30, 2009 compared to $67,000 or .016% at September 30, 2008. Net loan charge-offs amounted to $548,000 or .102% of average outstanding loans for the nine months ended September 30, 2009 compared to $78,000 or .019% at September 30, 2008.

During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for reorganization under Chapter 11 of the Federal Bankruptcy Act. At September 30, 2009, the Company had $8.1 million of TERI loans out of a total student loan portfolio of $19.0 million. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At September 30, 2009 there was $147 thousand in such loans placed on non-accrual status.

The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans. The Company's loan portfolio consists primarily of residential and commercial mortgage loans secured by properties located in Northeastern Pennsylvania and subject to conservative underwriting standards.

INCOME TAX EXPENSE

Applicable income taxes increased $233,000 for the three months ended September 30, 2009 due to overall higher income. Also, applicable income taxes decreased $520,000 or 26.6% during the first nine months of 2009 primarily due to the $1,550,000 of costs associated with the Merger, a higher provision for loan losses in 2009 and a one time gain on the VISA IPO during the nine months ended September 30, 2008.

                     PENSECO FINANCIAL SERVICES CORPORATION

                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    September   September
                                                                       30,         30,
                                                                   ------------------------       Inc/(Dec)      %
(in thousands, except per share amounts)                             2009           2008             $        Change
---------------------------------------------------------------------------------------------------------------------
                                                                      Three Months Ended
                                                                      ------------------
PERFORMANCE RATIOS
   Return on Average Assets                                           1.44%         1.41%                       2.13%
   Return on Average Equity                                          10.82%        12.24%                     -11.60%

                                                                      Nine Months Ended
                                                                      -----------------
PERFORMANCE RATIOS
   Return on Average Assets                                          1.09%         1.55%                     -29.68%
   Return on Average Equity                                          8.43%        13.14%                     -35.84%

STOCKHOLDERS' VALUE
   Net Income                                                    $  6,405      $  7,127          $   (722)   -10.13%
   Earnings per share                                                2.21          3.32             (1.11)   -33.43%
   Dividends Per Share                                               1.26          1.24              0.02      1.61%
   Book Value Per Share                                             35.78         33.48              2.30      6.87%
   Tangible Book Value Per Share                                    27.11         33.46             (6.35)   -18.98%
   Market Value Per Share                                           31.80         39.50             (7.70)   -19.49%
   Market Value/Book Value                                          88.88%       117.98%                     -24.67%
   Price Earnings Multiple                                          10.78x         8.92x                      20.85%
   Dividend Payout Ratio                                            57.01%        37.35%                      52.64%
   Dividend Yield                                                    5.28%         4.20%                      25.71%

SAFETY AND SOUNDNESS
   Stockholders' Equity/Assets                                      13.45%        11.24%                      19.66%
   Tangible Equity/Tangible Assets                                  10.53%        11.24%                      -6.32%
   Total Capital/Risk Weighted Assets                               16.88%        19.80%                     -14.75%
   Tier 1 Capital/Risk Weighted Assets                              15.76%        18.55%                     -15.04%
   Tier 1 Capital/Average Assets                                    11.69%        12.20%                      -4.18%
   Non-performing Assets/Total Assets                                0.36%         0.21%                      71.43%
   Non-performing loans to period end oans                           0.52%         0.31%                      67.74%
   Allowance for loan losses to period end loans                     1.05%         1.21%                     -13.22%
   Allowance for credit losses to period end loans                   2.10%         1.21%                      73.55%
   Allowance for loan losses to non-performing loans               202.51%       387.57%                     -47.75%
   Allowance for credit losses to non-performing loans             406.88%       387.57%                       4.98%

BALANCE SHEET HIGHLIGHTS
   Total Assets                                                  $871,641      $639,642          $231,999     36.27%
   Total Investments                                              201,159       154,553            46,606     30.16%
   Net Loans                                                      591,264       427,740           163,524     38.23%
   Allowance for Loan Losses                                        6,300         5,240             1,060     20.23%
   Total Deposits                                                 636,908       442,522           194,386     43.93%
   Stockholders' Equity                                           117,223        71,914            45,309     63.00%

                     PENSECO FINANCIAL SERVICES CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                September 30,     September 30,
                                                                    2009              2008
                                                                -------------     -------------
ASSETS
Cash and due from banks                                           $  9,686          $  7,457
Interest bearing balances with banks                                 2,244            19,325
Federal funds sold                                                       -             5,000
                                                                -------------     -------------
   Cash and Cash Equivalents                                        11,930            31,782
Investment securities:
   Available-for-sale, at fair value                               149,366            91,029
   Held-to-maturity (fair value of $54,375
     and $65,685, respectively)                                     51,793            63,524
                                                                -------------     -------------
   Total Investment Securities                                     201,159           154,553
Loans, net of unearned income                                      597,564           432,980
   Less: Allowance for loan losses                                   6,300             5,240
                                                                -------------     -------------
   Loans, Net                                                      591,264           427,740
Bank premises and equipment                                         12,158             9,175
Other real estate owned                                                190                 -
Accrued interest receivable                                          4,226             3,606
Goodwill                                                            26,398                 -
Cash surrender value of life insurance                              14,253             7,605
Other assets                                                        10,063             5,181
                                                                -------------     -------------
   Total Assets                                                   $871,641          $639,642
                                                                =============     =============
LIABILITIES
Deposits:
   Non-interest bearing                                            104,354            80,944
   Interest bearing                                                532,554           361,578
                                                                -------------     -------------
   Total Deposits                                                  636,908           442,522
Other borrowed funds:
   Repurchase agreements                                            25,104            45,857
   Short-term borrowings                                            17,974               572
   Long-term borrowings                                             65,872            75,275
Accrued interest payable                                             1,264             1,090
Other liabilities                                                    7,296             2,412
                                                                -------------     -------------
   Total Liabilities                                               754,418           567,728
                                                                -------------     -------------
STOCKHOLDERS' EQUITY
Common stock; $ .01 par value, 15,000,000
  shares authorized, 3,276,079 shares issued
  and outstanding at September 30, 2009 and
  2,148,000 shares issued and outstanding at
  December 31, 2008                                                     33                21

Surplus                                                             48,865            10,819
Retained earnings                                                   67,495            64,160
Accumulated other comprehensive income                                 830            (3,086)
                                                                -------------     -------------
   Total Stockholders' Equity                                      117,223            71,914
                                                                -------------     -------------
   Total Liabilities and Stockholders' Equity                     $871,641          $639,642
                                                                =============     =============

                     PENSECO FINANCIAL SERVICES CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Three Months Ended               Nine Months Ended
                                                                September 30,                   September 30,
                                                           ------------------------      ---------------------------
                                                              2009           2008            2009            2008
                                                           ----------    ----------      -----------     -----------
INTEREST INCOME
Interest and fees on loans                                 $    8,718    $    6,543      $    23,729     $    19,640
Interest and dividends on investments:
   U.S. Treasury securities and U.S.
   Agency obligations                                             800         1,047            2,550           3,052
   States & political subdivisions                              1,216           849            3,210           2,521
   Other securities                                                 8            68               30             211
Interest on Federal funds sold                                      -            31                -              31
Interest on balances with banks                                     3            28                9              62
                                                           ----------    ----------      -----------     -----------
   Total Interest Income                                       10,745         8,566           29,528          25,517
                                                           ----------    ----------      -----------     -----------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more                     507           336            1,267           1,142
Interest on other deposits                                      1,376         1,385            3,760           4,342
Interest on other borrowed funds                                  719         1,017            2,320           2,961
                                                           ----------    ----------      -----------     -----------
   Total Interest Expense                                       2,602         2,738            7,347           8,445
                                                           ----------    ----------      -----------     -----------
   Net Interest Income                                          8,143         5,828           22,181          17,072
Provision for loan losses                                         342           167            1,573             618
                                                           ----------    ----------      -----------     -----------
   Net Interest Income After Provision for Loan Losses          7,801         5,661           20,608          16,454
                                                           ----------    ----------      -----------     -----------
NON-INTEREST INCOME
Trust department income                                           369           386            1,054           1,133
Service charges on deposit accounts                               546           403            1,366           1,062
Merchant transaction income                                     1,564         1,583            3,613           3,702
Brokerage income                                                   93           136              289             487
Other fee income                                                  398           347            1,016             964
Bank-owned life insurance income                                  132            78              343             236
Other operating income                                             14            30              302             148
VISA mandatory share redemption                                     -             -                -           1,213
Realized (losses) gains on securities, net                         27            23              341              23
                                                           ----------    ----------      -----------     -----------
   Total Non-Interest Income                                    3,143         2,986            8,324           8,968
                                                           ----------    ----------      -----------     -----------
NON-INTEREST EXPENSES
Salaries and employee benefits                                  3,224         2,481            8,951           7,405
Expense of premises and equipment, net                            827           626            2,435           2,061
Merchant transaction expenses                                   1,061         1,182            2,523           2,787
Merger related costs                                                -             -            1,550               -
FDIC insurance assessments                                        127            17              571              41
Other operating expenses                                        1,798         1,520            5,063           4,047
                                                           ----------    ----------      -----------     -----------
   Total Non-Interest Expenses                                  7,037         5,826           21,093          16,341
                                                           ----------    ----------      -----------     -----------
Income before income taxes                                      3,907         2,821            7,839           9,081
Applicable income taxes                                           812           579            1,434           1,954
                                                           ----------    ----------      -----------     -----------
   Net Income                                              $    3,095    $    2,242      $     6,405     $     7,127
                                                           ==========    ==========      ===========     ===========

Weighted average shares outstanding                         3,276,079     2,148,000        2,900,053       2,148,000

Earnings per Common Share                                  $     0.94    $     1.04      $      2.21     $      3.32
Cash Dividends Declared Per Common Share                   $     0.42    $     0.42      $      1.26     $      1.24

                     PENSECO FINANCIAL SERVICES CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                  Accumulated
                                                                                                     Other          Total
                                                              Common                 Retained    Comprehensive   Stockholders'
                                                               Stock     Surplus     Earnings       Income          Equity
                                                             ----------  ---------  ----------  --------------  -------------
Balance, June 30, 2008                                         $  21      $10,819     $62,820      $(1,269)        $ 72,391

Comprehensive income:
   Net income                                                      -            -       2,242            -            2,242
   Other comprehensive income, net of tax
     Unrealized losses on securities, net of
        reclassification adjustment                                -            -           -       (1,817)         (1,817)
                                                                                                --------------  -------------
   Other comprehensive income                                                                       (1,817)         (1,817)
                                                                                                                -------------

Comprehensive income                                                                                                   425
Cash dividends declared ($0.42 per share)                          -            -        (902)           -            (902)
                                                             ----------  ---------  ----------  --------------  -------------

Balance, September 30, 2008                                    $  21      $10,819     $64,160      $(3,086)       $ 71,914
                                                             ==========  =========  ==========  ==============  =============

Balance, June 30, 2009                                         $  33      $48,865     $65,777      $(1,462)       $113,213

Comprehensive income:
   Net income                                                      -            -       3,095            -           3,095
   Other comprehensive income, net of tax
     Unrealized gains onsecurities, net of
        reclassification adjustment                                -            -           -        2,292           2,292
                                                                                                --------------  -------------
   Other comprehensive income                                                                        2,292           2,292
                                                                                                                -------------

Comprehensive income                                                                                                 5,387

Cash dividends declared ($0.42 per share)                          -            -      (1,377)           -          (1,377)
                                                             ----------  ---------  ----------  --------------  -------------

Balance, September 30, 2009                                    $  33      $48,865     $67,495      $   830        $117,223
                                                             ==========  =========  ==========  ==============  =============

                     PENSECO FINANCIAL SERVICES CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                  Accumulated
                                                                                                     Other          Total
                                                              Common                 Retained    Comprehensive   Stockholders'
                                                               Stock     Surplus     Earnings       Income          Equity
                                                             ----------  ---------  ----------  --------------  -------------
Balance, December 31, 2007                                     $  21      $10,819     $59,697      $  (822)        $ 69,715
Comprehensive income:
    Net income                                                     -            -       7,127            -            7,127
    Other comprehensive income, net of tax
       Unrealized losses on securities, net of
          reclassification adjustment                              -            -           -       (2,709)          (2,709)
       Minimum pension liability adjustment                        -            -           -          445              445
                                                                                                --------------  -------------
    Other comprehensive income                                                                      (2,264)          (2,264)
                                                                                                                -------------

Comprehensive income                                                                                                  4,863
Cash dividends declared ($1.24 per share)                          -            -      (2,664)           -           (2,664)
                                                             ----------  ---------  ----------  --------------  -------------

Balance, September 30, 2008                                    $  21      $10,819     $64,160      $(3,086)        $ 71,914
                                                             ==========  =========  ==========  ==============  =============

Balance, December 31, 2008                                     $  21      $10,819     $64,745      $(1,943)        $ 73,642

Fair value of consideration exchanged in merger                   12       38,046           -            -           38,058

Comprehensive income:
    Net income                                                     -            -       6,405            -            6,405
    Other comprehensive income, net of tax
       Unrealized gains on securities, net of
          reclassification adjustment                              -            -           -        2,773            2,773
                                                                                                --------------  -------------
    Other comprehensive income                                                                       2,773            2,773
                                                                                                                -------------

Comprehensive income                                                                                                  9,178
Cash dividends declared ($1.26 per share)                          -            -      (3,655)           -           (3,655)
                                                             ----------  ---------  ----------  --------------  -------------

Balance, September 30, 2009                                    $  33      $48,865     $67,495      $   830         $117,223
                                                             ==========  =========  ==========  ==============  =============

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

SAFE HARBOR FORWARD-LOOKING STATEMENTS

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES

Certain financial measures contained in this Form 8-K with respect to the three months and nine months ended September 30, 2009 exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA, both of which occurred in 2008. Also, as to the three months and nine months ended September 30, 2009, these financial measures exclude Merger related costs related to the acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above referenced items have not been determined in accordance with generally accepted accounting principles ("GAAP") and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. The Bank and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. The current conversion ratio of 0.5824 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of September 30, 2009, the value of the Class A shares was $69.11 per share. The value of unredeemed Class A equivalent shares owned by the Company was $1.8 million as of September 30, 2009, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

Merger costs of $0 and $1,550,000 in the three months and nine months ended September 30, 2009, respectively, related to the acquisition of Old Forge Bank consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                                              Three Months Ended
                                                                 September 30,
                                                               2009         2008         Change
                                                            -----------  ---------    -----------
Net interest income after provision for loan losses          $ 7,801      $ 5,661       $ 2,140
Non-interest income                                            3,143        2,986           157
Non-interest expense                                          (7,037)      (5,826)       (1,211)
Income tax benefit (provision)                                  (812)        (579)         (233)
                                                            -----------  ---------    -----------
   Net income                                                  3,095        2,242           853

ADJUSTMENTS
-----------
Non-interest income
   Gain on mandatory redemption of VISA, Inc.
     class B common stock                                          -            -             -
Non-interest expense
   Merger related costs                                            -            -             -
   Covered litigation provision                                    -            -             -
                                                            -----------  ---------    -----------
   Total Adjustments pre-tax                                       -            -             -
Income tax provision (benefit)                                     -            -             -
                                                            -----------  ---------    -----------
   After tax adjustments to GAAP                                   -            -             -
                                                            -----------  ---------    -----------
   Adjusted net income                                        $3,095       $2,242       $   853
                                                            ===========  =========    ===========
Return on Average Assets                                        1.44%        1.41%
Return on Average Equity                                       10.82%       12.24%
Dividend Payout Ratio                                          44.68%       40.38%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended September 30, 2009 was 10.82% and 1.44%, respectively. ROE was 12.24% and ROA was 1.41% for the same period last year. The dividend payout ratio was 44.68% and was 40.38% for the same period last year.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                                                Nine Months Ended
                                                                 September 30,
                                                               2009         2008         Change
                                                            -----------  ---------    -----------
Net interest income after provision for loan losses          $ 20,608     $ 16,454      $  4,154
Non-interest income                                             8,324        8,968          (644)
Non-interest expense                                          (21,093)     (16,341)       (4,752)
Income tax benefit (provision)                                 (1,434)      (1,954)          520
                                                            -----------  ---------    -----------
   Net income                                                   6,405        7,127          (722)

ADJUSTMENTS
-----------

Non-interest income
   Gain on mandatory redemption of VISA, Inc.
     class B common stock                                           -       (1,213)        1,213
Non-interest expense
   Merger related costs                                         1,550            -         1,550
   Covered litigation provision                                     -         (497)          497
                                                            -----------  ---------    -----------
   Total Adjustments pre-tax                                    1,550       (1,710)        3,260
Income tax provision (benefit)                                    527         (581)        1,108
                                                            -----------  ---------    -----------
   After tax adjustments to GAAP                                1,023       (1,129)        2,152
                                                            -----------  ---------    -----------
   Adjusted net income                                       $  7,428     $  5,998      $  1,430
                                                            ===========  =========    ===========

Return on Average Assets                                         1.27%        1.30%
Return on Average Equity                                         9.78%       11.05%
Dividend Payout Ratio                                           49.22%       44.44%

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2009 was 8.43% (9.78% excluding the Merger costs) and 1.09% (1.27% excluding the Merger costs), respectively. ROE was 13.14% (11.05% excluding the VISA IPO impact) and ROA was 1.55% (1.30% excluding the VISA IPO impact) for the same period last year. The dividend payout ratio was 57.01% (49.22% excluding the Merger costs) and was 37.35% (44.44% excluding the VISA IPO impact) for the same period last year.